Filed Pursuant to 424(b)(5)
Registration No. 333-262657

PROSPECTUS SUPPLEMENT

(to Prospectus dated May 11, 2022)

Velodyne Lidar, Inc.

Up to $100,000,000

Common Stock

We have entered into an Equity Distribution Agreement dated June 15, 2022, or the Distribution Agreement, with Oppenheimer & Co. Inc., or Oppenheimer, relating to the sale of shares of our common stock, $0.0001 par value per share. In accordance with the terms of the Distribution Agreement, under this prospectus supplement we may offer and sell shares of our common stock having an aggregate offering price of up to $100,000,000 from time to time through Oppenheimer.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “VLDR.” On June 14, 2022, the last reported sale price of our common stock, as reported on the Nasdaq Global Select Market, was $1.30 per share.

Sales of our common stock, if any, under this prospectus supplement may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. Oppenheimer is not required to sell any specific number or dollar amount of securities, but will act as our Agent and use commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between us and Oppenheimer. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Oppenheimer will be entitled to a commission equal to 2.5% of the gross proceeds of any shares of our common stock sold under the Distribution Agreement. In connection with the sale of shares of our common stock on our behalf, Oppenheimer will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Oppenheimer will be deemed to be underwriting commissions or discounts. We have agreed in the Distribution Agreement to provide indemnification and contribution to Oppenheimer against certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act. See the section titled “Plan of Distribution” beginning on page S-8 for additional information regarding the compensation to be paid to Oppenheimer.

INVESTING IN OUR SECURITIES INVOLVES SIGNIFICANT RISKS. SEE THE SECTION TITLED “RISK FACTORS” BEGINNING ON PAGE S-1 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 3 OF THE ACCOMPANYING PROSPECTUS AS WELL AS THE RISK FACTORS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT FROM OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, BEFORE INVESTING IN ANY OF OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

Oppenheimer & Co.

The date of this prospectus supplement is June 15, 2022.

Prospectus Supplement

S-i

About This Prospectus Supplement

This prospectus supplement and the accompanying prospectus relate to the offering of our common stock. Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference as described under the sections titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement, including the risks described in the sections titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, which are each incorporated by reference in this prospectus supplement and the accompanying prospectus, as updated by our subsequent filings under the Exchange Act. These documents contain important information that you should consider when making your investment decision.

This prospectus supplement describes the terms of this offering of common stock and also adds to and updates the accompanying prospectus and information contained in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference in this prospectus supplement and the accompanying prospectus that was filed before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date–for example, a document incorporated by reference in this prospectus supplement–the statement in the document having the later date modifies or supersedes the earlier statement.

We have not, and Oppenheimer has not, authorized anyone to provide you with information in addition to or different from that contained in this prospectus supplement and the accompanying prospectus. We and Oppenheimer take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and Oppenheimer is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.

This prospectus supplement, the accompanying prospectus and the information incorporated herein or therein by reference contains market data, industry statistics and other data that have been obtained or compiled from information made available by independent third parties. We have not independently verified the accuracy and completeness of such data.

As used in this prospectus supplement, unless the context otherwise requires, references to “Velodyne,” “company,” “we,” “us” and “our” refer to Velodyne Lidar, Inc. and include its consolidated subsidiaries where the context so requires.

All trademarks, service marks and trade names appearing in this prospectus supplement are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus supplement is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

S-ii

Prospectus Supplement Summary

This summary highlights certain information about us, our business, this offering and selected information contained elsewhere or incorporated by reference into this prospectus supplement or in the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement, the accompanying prospectus and any related free writing prospectus we have authorized for use in connection with this offering, including the information set forth in the section titled “Risk Factors” in this prospectus supplement, and under similar headings in the documents incorporated by reference herein and in the accompanying prospectus.

Overview

Velodyne is a global leader in lidar technology providing real-time 3D vision for autonomous systems. Our lidar solutions are advancing the development of safe automated systems throughout the world, thereby empowering the autonomous revolution by allowing machines to see their surroundings. Our lidar-based smart vision solutions are also deployed in many non-automotive applications, including autonomous mobile robots, UAVs, drones, last-mile delivery, precision agriculture, advanced security systems, and smart city initiatives.

We also license our technology and provide development services to customers and business partners. In the first quarter of 2022 and year 2021, we generated over half of sales unit volume from customers deploying our smart vision solutions in non-automotive applications. In addition, we are transitioning from field programmable gate arrays to ASICs in order to further improve performance of our products, lower costs and reduce reliance on any key suppliers.

The mailing address of our principal executive office is 5521 Hellyer Avenue, San Jose, California 95138, and our telephone number is (669) 275-2251.

S-iii

The Offering

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $100,000,000.

Manner of offering	“At the market offering” that may be made from time to time through our Agent, Oppenheimer. See the section titled “Plan of Distribution” on page S-8 of this prospectus supplement.

Use of proceeds	We currently intend to use any net proceeds from this offering primarily for working capital and other general corporate purposes. See the section titled “Use of Proceeds” on page S-5 of this prospectus supplement

Risk factors	Investing in our common stock involves significant risks. See the section titled “Risk Factors” on page S-1 of this prospectus supplement, and under similar headings in other documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Nasdaq Global Select Market symbol	“VLDR”

S-iv

Risk Factors

Investing in our common stock is speculative and involves a high degree of risk. Before investing in our common stock, you should consider carefully the risks described below, together with the risks described in the sections titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 and all other information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and the related notes thereto, as updated by our subsequent filings under the Exchange Act, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of the following risks occur, our business, financial condition, results of operations and future growth prospects could be materially and adversely affected. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of a number of factors, including the risks described below. See the section titled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related To This Offering

We have broad discretion in the use of any net proceeds from this offering and may use such proceeds in ways with which you do not agree or in ways that are not effective.

We currently intend to use any net proceeds from this offering primary for working capital and other general corporate purposes. Pending our use of such net proceeds from this offering, we intend to invest these proceeds in a variety of capital preservation investments, including short-term, investment-grade, and interest-bearing debt securities. Our management has broad discretion in the application of any net proceeds from this offering, and you will be relying on the judgement of our management regarding the application of these proceeds. Our management might not apply any net proceeds in ways with which you agree or in ways that yield a favorable return, if any, on our investment of these net proceeds, which could materially adversely affect the market price of our common stock.

If you purchase shares of our common stock in this offering, you will incur immediate and substantial dilution, which could be increased in the future.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding at the time of sale. As of March 31, 2022, assuming that an aggregate of 76.9 million shares of our common stock are sold at a price of $1.30 per share, the last reported sale price of our common stock on the Nasdaq Global Select Market on June 14, 2022, for aggregate gross proceeds of approximately $100.0 million, after deducting commissions and estimated offering expenses, you would experience immediate dilution of $0.01 per share, representing the difference between our as adjusted net tangible book value per share of $1.29, after giving effect to this offering, and the assumed offering price.

For a further description of the dilution that you would incur if you participate in this offering, see the section titled “Dilution.”

If you purchase shares of our common stock in this offering, you may experience future dilution as a result of other equity issuances.

We may need to raise additional capital in the future to meet our operating needs. To the extent we issue additional shares of our common stock or securities convertible or exchangeable for shares of our common stock to raise such capital, our then existing stockholders may experience dilution and the new securities may have rights senior to those of our common stock offered in this offering. In addition, the issuance of shares of our common stock upon exercise of any of our outstanding warrants and options and the settlement of shares underlying any of our outstanding restricted stock units, as well as the exercise or settlement of new stock options, restricted stock units or restricted stock awards issued under our equity incentive plans, will result in further dilution of your investment.

Additionally, the issuance of shares of our common stock may trigger antidilution adjustments with respect to the warrant held by an affiliate of Amazon.com, Inc., or the Amazon Warrant, which may result in further dilution to investors participating in this offering. For example, the number of shares underlying the Amazon Warrant may be increased and the exercise price per share correspondingly decreased as a result of sales of shares of our common stock pursuant to this offering. Pursuant to the terms of the Amazon Warrant, an antidilution adjustment is triggered if we issue shares of our common stock or certain common-stock equivalents (other than pursuant to awards granted under employee benefit plans approved by our board of directors and issuances of shares of common stock issuable upon exercise of the Amazon Warrant) at a consideration per share less than the prevailing exercise price, which was initially and remains $4.18 per share as of the date of this prospectus supplement, and such consideration per share is less than the closing price of our common stock on the immediately preceding trading day. In such an event, the number of warrant shares would increase by a ratio of the number of shares outstanding after such issuance to the number of shares outstanding that would have been outstanding after the issuance assuming the consideration per share had been equal to the closing price on the immediately preceding trading day and the exercise price would be correspondingly reduced to reflect the increase in warrant shares.

Based on our current intentions for selling shares under the Distribution Agreement, we do not currently expect antidilution adjustments under the Amazon Warrant to be materially dilutive to purchasers in this offering. For example, an issuance of 7,000,000 shares of common stock pursuant to the Distribution Agreement at a price of $1.25 per share, assuming (1) the number of shares outstanding on the date of such issuance is 198,263,494, the number of shares of common stock outstanding as of March 31, 2022, (2) the last sale price on the immediately preceding trading day was $1.30 per share, the last reported sale price of our common stock on June 14, 2022, and (3) the shares subject to the warrant and exercise price thereof had not been theretofore adjusted, would result in:

•	an increase in the number of warrant shares from 39,594,032 to 39,646,033; and

•	a decrease in the exercise price from $4.18 per share to $4.17 per share.

It is not possible to predict the actual number of shares we will sell under the Distribution Agreement or the gross proceeds resulting from those sales.

Subject to certain limitations in the Distribution Agreement entered into by us with Oppenheimer and compliance with applicable law, we have the discretion to deliver a placement notice to Oppenheimer at any time throughout the term of the Distribution Agreement. The number of shares that are sold by Oppenheimer after our instruction will fluctuate based a number of factors, including the market price of our common stock during the sales period and the limits we set with Oppenheimer. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with these sales.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results and different levels of dilution. We will have discretion, subject to market demand, to vary the timing, prices and numbers of shares sold, and subject to final determination by our board of directors, there is no minimum or maximum sales price for the shares to be sold in this offering. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

Cautionary Note Regarding Forward-Looking Statements

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which are subject to the “safe harbor” created by those sections. The forward-looking statements are contained principally in the most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q incorporated herein by reference and in this prospectus supplement in greater detail under the sections titled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” but are also contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. Forward-looking statements include information concerning our future results of operations and financial position, strategy and plans and our expectations for future operations. Forward-looking statements include all statements that are not historical facts and, in some cases, can be identified by terms such as “believe,” “may,” “will,” “will be,” “estimate,” “continue,” “anticipate,” “design,” “intend,” “expect,” “could,” “plan,” “potential,” “predict,” “seek,” “should,” “would” or the negative version of these words and similar expressions, and include the assumptions that underlie such statements.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including those described in “Risk Factors” and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our beliefs and assumptions only as of the date of the document containing the applicable statement. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect.

The following factors, among others, could cause actual results to differ materially from forward-looking statements:

•	our future performance, including our revenue, costs of revenue, gross profit or gross margin, and operating expenses;

•	the sufficiency of our cash and cash equivalents to meet our operating requirements;

•	our ability to sell our products to new customers;

•	the success of our customers in developing and commercializing products using our solutions, and the market acceptance of those products;

•	the amount and timing of future sales;

•	our future market share;

•	competition from existing or future businesses and technologies;

•	the impact of the COVID-19 pandemic on our business and the business of our customers;

•	the market for and adoption of lidar and related technology;

•	our ability to effectively manage our growth and future expenses;

•	our ability to compete in a market that is rapidly evolving and subject to technological developments;

•	our ability to maintain, protect, and enhance our intellectual property;

•	our ability to comply with modified or new laws and regulations applying to our business;

•	the attraction and retention of qualified employees and key personnel;

•	our ability to introduce new products that meet our customers’ requirements and to continue successfully transitioning the manufacturing of our products to third-party manufacturers;

•	our anticipated investments in and results from sales and marketing and research and development; and

•	the increased expenses associated with being a public company.

Any forward-looking statement made by us in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein speaks only as of the date on which it is made. Except to the extent required by applicable law, we undertake no obligation (and expressly disclaim any such obligation) to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Use of Proceeds

We may issue and sell shares of our common stock having aggregate gross proceeds of up to $100.0 million from time to time. Because there is no minimum offering price for the shares that we may offer from time to time, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the Distribution Agreement with Oppenheimer as a source of financing.

We currently intend to use any net proceeds from this offering primarily for working capital and other general corporate purposes. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of any net proceeds from this offering. Accordingly, we will retain broad discretion over the use of any such proceeds. Pending our use of any net proceeds from this offering, we intend to invest such net proceeds in a variety of capital preservation investments, including short-term, investment-grade, and interest-bearing debt securities.

Dilution

Our historical net tangible book value of our common stock as of March 31, 2022 was $257.9 million, or $1.30 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the shares of our common stock outstanding as of March 31, 2022. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to the sale of 76.9 million shares of our common stock in this offering, which is based on the aggregate amount of the offering of $100.0 million and an assumed offering price of $1.30 per share, the last reported sale price of our common stock on the Nasdaq Global Select Market on June 14, 2022, and after deducting commissions and estimated offering expenses, our as adjusted net tangible book value as of March 31, 2022 would have been $354.8 million, or $1.29 per share. This represents an immediate increase in net tangible book value of $1.29 per share to our existing stockholders and immediate dilution of $0.01 per share to investors purchasing our common stock in this offering at the assumed public offering price. The following table illustrates this dilution on a per share basis:

Assumed public offering price per share		$1.30
Historical net tangible book value per share of as March 31, 2022	$1.30
Increase in net tangible book value per share attributable to new investors purchasing shares of common stock in this offering	$(0.01)

As adjusted net tangible book value per share as of March 31, 2022, after giving effect to this offering		1.29

Dilution per share to investors purchasing our common stock in this offering		$0.01

The shares subject to the Distribution Agreement with Oppenheimer may be sold from time to time at various prices. To the extent that sales are made at prices higher than the assumed public offering price shown in the table above, the dilution in net tangible book value per share to purchasers of shares of our common stock in this offering may be increased. Conversely, to the extent that sales are made at prices lower than the assumed public offering price shown in the table above, the dilution in net tangible book value per share to purchasers of shares of our common stock in this offering may be decreased.

The above discussion and table are based on 198,263,494 shares of our common stock outstanding as of March 31, 2022, and excludes:

•	4,480,425 shares of common stock issuable upon the exercise of our public warrants outstanding as of March 31, 2022, with an exercise price of $11.50;

•

39,594,032 shares of common stock issuable pursuant to our warrant with an affiliate of Amazon.com, Inc. outstanding as of March 31, 2022, with an exercise price of $4.18 per share, as well as any additional shares issuable pursuant to such warrant pursuant to the terms thereof;

•	4,688,352 shares of common stock issuable upon the settlement of restricted stock units outstanding as of March 31, 2022;

•	9,791 shares of common stock issuable upon the exercise of options outstanding as of March 31, 2022, with a weighted-average exercise price of $7.04 per share;

•	9,459,935 shares of common stock granted after March 31, 2022 pursuant to restricted stock awards or performance-based restricted stock awards under our 2020 Equity Incentive Plan;

•

26,755,012 shares of common stock reserved for future issuance under our 2020 Equity Incentive Plan as of March 31, 2022, as well as any automatic increases in the number of shares of common stock reserved for future issuance under this benefit plan; and

•

7,046,140 shares of common stock reserved for issuance under our 2020 Employee Stock Purchase Plan as of March 31, 2022, as well as any automatic increases in the number of shares of common stock reserved for future issuance under this benefit plan.

To the extent that these options or warrants are exercised, there are adjustments to the shares subject to the Amazon Warrant, restricted stock units are settled, new options, restricted stock units or restricted stock awards are issued under our equity incentive plans and subsequently exercised or settled or we issue additional shares of common stock or securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or substantially similar securities in the future, there will be further dilution to investors participating in this offering. For more information about certain adjustments to the number of shares issuable pursuant to our outstanding warrant with an affiliate of Amazon.com, Inc., see “Risk Factors–Risk Factors Related to the Offering–If you purchase our common stock in this offering, you will incur immediate and substantial dilution, which could be increased in the future” above.

Plan of Distribution

We have entered into the Equity Distribution Agreement, or the Distribution Agreement, with Oppenheimer & Co. Inc., under which we may issue and sell from time to time shares of our common stock having an aggregate offering price of not more than $100,000,000 through or to Oppenheimer & Co. Inc. as our Agent or principal. Sales of the common stock, if any, will be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act, or in privately negotiated transactions. The Distribution Agreement will be filed as an exhibit to a Current Report on Form 8-K and will be incorporated by reference into this prospectus supplement and the accompanying prospectus.

The Agent will offer our common stock at prevailing market prices subject to the terms and conditions of the Distribution Agreement as agreed upon by us and the Agent. We will designate the number of shares which we desire to sell, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in one day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Distribution Agreement, the Agent will use its commercially reasonable efforts, consistent with its sales and trading practices, to sell on our behalf all of the shares of common stock requested to be sold by us. We or the Agent may suspend the offering of the common stock being made through the Agent under the Distribution Agreement upon proper notice to the other party.

Unless otherwise specified in the applicable placement notice, settlement for sales of our common stock will occur on the second trading day (or such earlier day as is industry practice for regular-way trading) following the time at which an acquiror of common stock entered into a contract, binding upon such acquiror, to acquire such common stock, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay the Agent in cash, upon each sale of our shares of common stock pursuant to the Distribution Agreement, a commission equal to 2.5% of the gross proceeds from each sale of shares of our common stock. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. Pursuant to the terms of the Distribution Agreement, we agreed to reimburse the Agent for the fees and disbursements of its counsel in an amount not to exceed (i) $200,000 in connection with the establishment of the at-the-market offering, and (ii) thereafter, $15,000 on a quarterly basis. We estimate that the total expenses of the offering payable by us, excluding commissions payable to the Agent under the Distribution Agreement, will be approximately $200,000. We will report at least quarterly the number of shares of common stock sold through the Agent under the Distribution Agreement, the net proceeds to us and the compensation paid by us to the Agent in connection with the sales of shares of our common stock.

In connection with the sales of shares of our common stock on our behalf, the Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to such Agent will be deemed to be underwriting commissions or discounts. We have agreed in the Distribution Agreement to provide indemnification and contribution to the Agent against certain liabilities, including liabilities under the Securities Act and the Exchange Act.

The offering of shares of our common stock pursuant to the Distribution Agreement will terminate upon the earlier of the (i) sale of all shares of our common stock provided for in this prospectus supplement, or (ii) termination of the Distribution Agreement as permitted therein.

The Agent and its affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the Agent will not engage in any market making activities involving our shares of common stock while the offering is ongoing under this prospectus supplement. This summary of the material provisions of the Distribution Agreement does not purport to be a complete statement of its terms and conditions. We are filing a copy of the Distribution Agreement with the SEC on a Current Report on Form 8-K concurrently with the filing of this prospectus supplement.

Legal Matters

The validity of the shares of common stock offered by this prospectus supplement will be passed upon by Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, Redwood City, California. Oppenheimer & Co. Inc. is being represented in connection with this offering by Sidley Austin LLP, Palo Alto, California.

Experts

The consolidated financial statements of Velodyne Lidar, Inc. as of December 31, 2021 and 2020, and for each of the years in the three-year period ended December 31, 2021, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2021 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2021 financial statements refers to a change to the accounting for leases.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on a website maintained by the SEC located at www.sec.gov. We also maintain a website at www.velodynelidar.com. Through our website, we make available, free of charge, annual, quarterly and current reports, proxy statements and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus.

Incorporation by Reference

This prospectus supplement and the accompanying prospectus is part of a registration statement filed with the SEC by us. The full registration statement can be obtained from the SEC as indicated above, or from us.

The SEC allows us to “incorporate by reference” the information we file with the SEC. This permits us to disclose important information to you by referring to these filed documents. Any information referred to in this way is considered part of this prospectus supplement and the accompanying prospectus, and any information filed with the SEC by us after the date of this prospectus supplement will automatically be deemed to update and supersede this information. We incorporate by reference the following documents that have been filed with the SEC (other than information in such documents that is not deemed to be filed):

•	our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 1, 2022 (File No. 001-38703);

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 6, 2022 (File No. 001-38703);

•	our Current Reports on Form 8-K filed on January 18, 2022, February 7, 2022, February 28, 2022, March 14, 2022, April 15, 2022, April 21, 2022, May 5, 2022 and May 6, 2022 (File No. 001-38703);

•

our Definitive Proxy Statement on Schedule 14A  filed with the SEC on April 29, 2022 (solely with respect to those portions that were incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2021); and

•

the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on September 29, 2020 (File No. 001-38703), and any amendment or report filed with the SEC for the purpose of updating the description.

We also incorporate by reference any future filings (other than information in such documents that is not deemed to be filed) made with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we file a post-effective amendment which indicates the termination of the offering of the securities made by this prospectus supplement and the accompanying prospectus.

We will provide without charge upon written or oral request a copy of any or all of the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus, other than exhibits which are specifically incorporated by reference into such documents. Requests should be directed to our Corporate Secretary at 5521 Hellyer Avenue, San Jose, California 95138. Our telephone number is (669) 275-2251.

PROSPECTUS

$300,000,000

COMMON STOCK

PREFERRED STOCK

DEPOSITARY SHARES

DEBT SECURITIES

WARRANTS

RIGHTS

UNITS

Selling Stockholder

9,898,508 Shares of Common Stock

We may offer and sell from time to time, in one or more offerings, in amounts, at prices and on terms determined at the time of any such offering, (1) shares of our common stock, (2) shares of our preferred stock, which we may issue in one or more series, (3) depositary shares representing preferred stock, (4) debt securities, which may be senior debt securities or subordinated debt securities, (5) warrants, (6) rights or (7) units. The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $300,000,000.

This prospectus also relates to the resale from time to time by Amazon.com NV Investment Holdings LLC (“Selling Stockholder” or “Holder”) or its permitted transferees of up to 9,898,508 shares of our common stock issuable upon exercise of that certain Warrant (the “2022 Warrant”) to Purchase Common Stock of Velodyne Lidar, Inc., by and between us and the Selling Stockholder, dated as of February 4, 2022. See the section titled “Description of Capital Stock and Outstanding Warrants—2022 Warrant” for more information. We urge you to read carefully this prospectus and the accompanying prospectus supplement, which will describe the specific terms of the securities being offered to you, before you make your investment decision.

We may offer and sell the securities separately or together in any combination for sale directly to investors or through underwriters, dealers or agents. If any underwriters, dealers or agents are involved in the sale of these securities we will set forth their names and describe their compensation in the applicable prospectus supplement.

The Selling Stockholder may offer, sell or distribute all or a portion of the shares registered hereby for resale by the Selling Stockholder publicly or through private transactions at prevailing market prices or at negotiated prices or as distributions in kind to their members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. We provide more information about how the selling stockholder may sell the securities in the section entitled “Plan of Distribution.” We will pay certain offering fees and expenses and fees in connection with the registration of the shares offered hereunder by the Selling Stockholder and will not receive proceeds from the sale of such shares by such selling stockholder.

Our common stock and public warrants are listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbols “VLDR” and “VLDRW,” respectively. On May 4, 2022, the closing price of our common stock and public warrants were $2.05 and $0.75, respectively.

INVESTING IN OUR SECURITIES INVOLVES SIGNIFICANT RISKS. SEE “RISK FACTORS” ON PAGE 3 OF THIS PROSPECTUS AND IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND IN THE OTHER DOCUMENTS INCORPORATED BY REFERENCE HEREIN BEFORE INVESTING IN ANY SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is May 11, 2022.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “Velodyne,” “Velodyne Lidar,” “the Company,” “we,” “our,” “us” or similar terms refer to Velodyne Lidar, Inc., a Delaware corporation, together with its consolidated subsidiaries.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the Securities and Exchange Commission (the “Commission” or “SEC”). By using a shelf registration statement, we may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus, up to a maximum aggregate offering price of $300,000,000. In addition, the Selling Stockholder may, from time to time, sell the securities offered by it that are described in this prospectus. We will not receive any proceeds from the sale by such Selling Stockholder of the securities offered by it that are described in this prospectus.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The accompanying prospectus supplement may also add, update or change information contained in this prospectus. References to the “applicable prospectus supplement” are to the prospectus supplement to this prospectus that describes the specific terms and conditions of the applicable security. You should read both this prospectus and the accompanying prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

We may include agreements as exhibits to the registration statement of which this prospectus forms a part. In reviewing such agreements, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in any instance be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•

may have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures would not necessarily be reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about us may be found elsewhere in the registration statement of which this prospectus forms a part and our other public filings, which are available without charge through the SEC’s website at www.sec.gov.

Neither we nor the Selling Stockholder has authorized any other person, including any dealer, salesperson or other individual, to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus. Neither we nor the Selling Stockholder takes any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Stockholder is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus and the documents incorporated by reference is accurate only as of their respective dates.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on a website maintained by the SEC located at www.sec.gov. We also maintain a website at www.velodynelidar.com. Through our website, we make available, free of charge, annual, quarterly and current reports, proxy statements and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

INCORPORATION BY REFERENCE

This prospectus is part of a registration statement filed with the SEC by us. The full registration statement can be obtained from the SEC as indicated above, or from us.

The SEC allows us to “incorporate by reference” the information we file with the SEC. This permits us to disclose important information to you by referring to these filed documents. Any information referred to in this way is considered part of this prospectus, and any information filed with the SEC by us after the date of this prospectus will automatically be deemed to update and supersede this information. We incorporate by reference the following documents that have been filed with the SEC (other than information in such documents that is not deemed to be filed):

•	our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 1, 2022, (File No. 001-38703);

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 6, 2022 (File No. 001-38703);

•	our Current Reports on Form 8-K filed on January 18, 2022, February 7, 2022, February 28, 2022, March 14, 2022, April 15, 2022, April 21, 2022, May 5, 2022 and May 6, 2022 (File No. 001-38703);

•

our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 29, 2022 (solely those portions that were incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2021; and

•

the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on September 29, 2020 (File No. 001-38703), and any amendment or report filed with the Commission for the purpose of updating the description.

We also incorporate by reference any future filings, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, (other than information in such documents that is not deemed to be filed) made with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until we file a post-effective amendment which indicates the termination of the offering of the securities made by this prospectus.

We will provide without charge upon written or oral request a copy of any or all of the documents that are incorporated by reference into this prospectus, other than exhibits which are specifically incorporated by reference into such documents. Requests should be directed to our Corporate Secretary at 5521 Hellyer Avenue, San Jose, California 95138. Our telephone number is (669) 275-2251.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in the securities offered. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, each of which is incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we subsequently have filed with the SEC or may file with the SEC in the future and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which are subject to the “safe harbor” created by those sections. The forward-looking statements are contained principally in our Annual Reports on Form 10-K and in our quarterly reports on Form 10-Q and in any prospectus supplement related hereto in greater detail under the sections titled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business,” but are also contained elsewhere in this prospectus and the documents incorporated by reference herein. Forward-looking statements include information concerning our future results of operations and financial position, strategy and plans, and our expectations for future operations. Forward-looking statements include all statements that are not historical facts and, in some cases, can be identified by terms such as “believe,” “may,” “will,” “will be,” “estimate,” “continue,” “anticipate,” “design,” “intend,” “expect,” “could,” “plan,” “potential,” “predict,” “seek,” “should,” “would” or the negative version of these words and similar expressions, and include the assumptions that underlie such statements.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including those described in “Risk Factors” and elsewhere in prospectus and the documents incorporated by reference herein. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our beliefs and assumptions only as of the date of the document containing the applicable statement. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. You should read this prospectus and the documents incorporated by reference herein completely and with the understanding that our actual future results may be materially different from what we expect.

The following factors, among others, could cause actual results to differ materially from forward-looking statements:

•	our future performance, including our revenue, costs of revenue, gross profit or gross margin, and operating expenses;

•	the sufficiency of our cash and cash equivalents to meet our operating requirements;

•	our ability to sell its products to new customers;

•	the success of our customers in developing and commercializing products using our solutions, and the market acceptance of those products;

•	the amount and timing of future sales;

•	our future market share;

•	competition from existing or future businesses and technologies;

•	the impact of the COVID-19 pandemic on our business and the business of our customers;

•	the market for and adoption of lidar and related technology;

•	our ability to effectively manage its growth and future expenses;

•	our ability to compete in a market that is rapidly evolving and subject to technological developments;

•	our ability to maintain, protect, and enhance its intellectual property;

•	our ability to comply with modified or new laws and regulations applying to our business;

•	the attraction and retention of qualified employees and key personnel;

•	our ability to introduce new products that meet its customers’ requirements and to continue successfully transitioning the manufacturing of our products to third-party manufacturers;

•	our anticipated investments in and results from sales and marketing and research and development; and

•	the increased expenses associated with being a public company.

Any forward-looking statement made by us in this prospectus and the documents incorporated by reference herein speaks only as of the date on which it is made. Except to the extent required by applicable law, we undertake no obligation (and expressly disclaim any such obligation) to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

VELODYNE LIDAR, INC.

Velodyne is a global leader in lidar technology providing real-time 3D vision for autonomous systems. Our lidar solutions are advancing the development of safe automated systems throughout the world, thereby empowering the autonomous revolution by allowing machines to see their surroundings. Our lidar-based smart vision solutions are also deployed in many non-automotive applications, including autonomous mobile robots, UAVs, drones, last-mile delivery, precision agriculture, advanced security systems, and smart city initiatives.

We also license our technology and provide development services to customers and business partners. In the first quarter of 2022 and year 2021, we generated over half of sales unit volume from customers deploying our smart vision solutions in non-automotive applications. In addition, we are transitioning from field programmable gate arrays to ASICs in order to further improve performance of our products, lower costs and reduce reliance on any key suppliers.

Our principal executive offices are located at 5521 Hellyer Avenue, San Jose, California, and our telephone number is (669) 275-2251. Our website address is www.velodynelidar.com. We do not incorporate the information on, or accessible through, our website into this prospectus, and you should not consider any information on, or accessible through, our website as part of this prospectus.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement with respect to the proceeds from the sale of the particular securities to which such prospectus supplement relates, we intend to use the net proceeds from the sale of the offered securities for general corporate purposes and for continued investments in research and development for our core technology and development of our product offerings. In addition, we may use a portion of such net proceeds for acquisitions of complementary businesses, technologies or other assets, or to fund the repayment, refinancing or redemption of outstanding debt. However, we have no current understandings, agreements or commitments for any material acquisitions at this time, and we have not allocated specific amounts of the net proceeds to be received by us from any offering for any of these purposes. If we decide to use the net proceeds from a particular offering of securities for a particular purpose, we will describe that purpose, as well as any other required disclosures, in the related prospectus supplement.

In addition, the Selling Stockholder may, from time to time, sell the securities offered by it that are described in this prospectus. We will not receive any proceeds from the sale by such Selling Stockholder of the securities offered by it that are described in this prospectus.

DESCRIPTION OF SECURITIES

This prospectus contains a summary of our common stock, and the preferred stock, depositary shares, debt securities, warrants, rights and units that may be issued in the future. These summaries are not meant to be a complete description of each security. The particular terms of any security to be issued pursuant hereto will be set forth in a related prospectus supplement. This prospectus and the accompanying prospectus supplement will contain the material terms and conditions for each security.

DESCRIPTION OF CAPITAL STOCK AND OUTSTANDING WARRANTS

The following summary of the material terms of our capital stock is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read our Amended and Restated Certificate of Incorporation in its entirety for a complete description of the rights and preferences of our common stock and our preferred stock.

Our Amended and Restated Certificate of Incorporation authorizes the issuance of 2,250,000,000 shares of common stock, $0.0001 par value per share, and 25,000,000 shares of preferred stock, par value $0.0001 per share. As of May 4, 2022, there were 207,956,625 shares of common stock outstanding, held of record by approximately 65 holders of common stock and no shares of preferred stock outstanding. Such numbers do not include DTC participants or beneficial owners holding shares through nominee names.

Common Stock

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, under our Amended and Restated Certificate of Incorporation, the holders of common stock possess or will possess, as applicable, all voting power for the election of our directors and all other matters requiring stockholder action and are entitled or will be entitled, as applicable, to one vote per share on matters to be voted on by stockholders. The holders of common stock shall at all times vote together as one class on all matters submitted to a vote of the holders of common stock under our Amended and Restated Certificate of Incorporation.

Dividends

Subject to the rights, if any, of the holders of any outstanding shares of preferred stock, under our Amended and Restated Certificate of Incorporation, holders of common stock will be entitled to receive such dividends and other distributions, if any, as may be declared from time to time by our board of directors (“Board”) in its discretion out of funds legally available therefor and shall share equally on a per share basis in such dividends and distributions.

Liquidation, Dissolution and Winding Up

In the event of the voluntary or involuntary liquidation, dissolution or winding-up of our company under our Amended and Restated Certificate of Incorporation, the holders of common stock will be entitled to receive all the remaining assets available for distribution to stockholders, ratably in proportion to the number of shares of common stock held by them, after the rights of the holders of the preferred stock have been satisfied.

Preemptive or Other Rights

Under our Amended and Restated Certificate of Incorporation, our stockholders have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our common stock.

Election of Directors

Our Board is currently divided into three classes, Class I, Class II and Class III, with only one class of directors being elected in each year and each class (except for those directors in Class II whose initial term is two years) serving a three-year term. As a result, approximately one-third of our Board is elected each year.

Preferred Stock

Our Amended and Restated Certificate of Incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our Board is authorized to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board is able, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof.

Certain Anti-Takeover Effects of Provisions of Our Certificate of Incorporation and Bylaws and Delaware Law

Provisions of our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws as well as provisions of the General Corporation Law of the State of Delaware (the “DGCL”) could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with the board of directors. We believe that the benefits of these provisions outweigh the disadvantages of discouraging certain takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms and enhance the ability of our Board to maximize stockholder value. However, these provisions may delay, deter or prevent a merger or acquisition of us that a stockholder might consider is in its best interest, including those attempts that might result in a premium over the prevailing market price of the common stock. These provisions include:

•	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

•	a classified board of directors with three-year staggered terms, which could delay the ability of stockholders to change the membership of a majority of the Board;

•	the requirement that directors may only be removed from the Board for cause;

•

the right of our Board to elect a director to fill a vacancy created by the expansion of our Board or the resignation, death or removal of a director in certain circumstances, which prevents stockholders from being able to fill vacancies on our Board;

•	a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

•

a prohibition on stockholders calling a special meeting and the requirement that a meeting of stockholders may only be called by a majority of the Board, the chairman of the Board or the chief executive office and may not be called by any other person, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors;

•	the requirement that changes or amendments to certain provisions of our Amended and Restated Certificate of Incorporation must be approved by holders of at least two-thirds of our common stock;

•

advance notice procedures that stockholders must comply with in order to nominate candidates to our Board or to propose matters to be acted upon at a meeting of stockholders, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of Velodyne; and

•	an opt out from Section 203 of the DGCL and, instead, inclusion of a provision in the Amended and Restated Certificate of Incorporation that is substantially similar to Section 203 of the DGCL.

Forum Selection Clause

Our Amended and Restated Certificate of Incorporation includes a forum selection clause. The Amended and Restated Certificate of Incorporation provides that, subject to limited exceptions, the Court of Chancery of the State of Delaware and federal court within the State of Delaware will be exclusive forums for any (i) derivative action or proceeding brought on our behalf; (ii) action asserting a claim of breach of fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders; (iii) action asserting a claim against us arising pursuant to any provision of the DGCL, our Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws; or (iv) other action asserting a claim against us that is governed by the internal affairs doctrine. This choice of forum provision does not apply to actions brought to enforce a duty or liability created by the Exchange Act or any other claim for which federal courts have exclusive jurisdiction. Furthermore, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. We intend for this provision to apply to any complaints asserting a cause of action under the Securities Act despite the fact that Section 22 of the Securities Act creates concurrent jurisdiction for the federal and state courts over all actions brought to enforce any duty or liability created by the Securities Act or the rules and regulations promulgated thereunder. Please see “Risk Factors —Our Amended and Restated Certificate of Incorporation designates the Court of Chancery of the State of Delaware and federal court within the State of Delaware as the exclusive forum for certain types of actions and proceedings that stockholders may initiate, which could limit a stockholder’s ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, incorporated by reference herein, for additional information.

Rule 144

A person who has beneficially owned restricted shares of our common stock for at least six months is entitled to sell their securities, provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	one percent (1%) of the total number of shares of common stock then outstanding; or

•	the average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 will also be limited by manner of sale provisions and notice requirements and to the availability of current public information about us. Our affiliates are entitled to sell their securities, provided that:

•	we are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•	we have filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months), other than Form 8-K reports; and

•	at least one year has elapsed from the time that we have filed current Form 10 type information with the SEC reflecting our status as an entity that is no longer a shell company.

Transfer Agent and Registrar

The Transfer Agent for our common stock is Continental Stock Transfer & Trust Company.

Listing

Our common stock is listed on the Nasdaq Global Select Market under the symbol “VLDR.”

Outstanding Warrants

Public Warrants

As of May 4, 2022, we had issued and outstanding public warrants to purchase a total of 5,973,870 shares of our common stock. Each public warrant entitles the registered holder thereof to purchase three-quarters of one share of our common stock at a price of $11.50 per whole share, subject to adjustment in either case as discussed below, at any time. Pursuant to the warrant agreement, dated October 14, 2018, by and between Continental Stock Transfer & Trust Company, as warrant agent, and us, a warrantholder may exercise its public warrants only for a whole number of shares of common stock. This means that no fractional shares will be issued upon exercise of the public warrants. If, upon exercise of the public warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of common stock to be issued to the warrantholder. The public warrants will expire on September 29, 2025, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation. The foregoing description of the public warrants does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the warrant agreement, a copy of which is included as Exhibit 4.3 to the registration statement of which this prospectus forms a part.

We are not obligated to deliver any shares of common stock pursuant to the exercise of a public warrant and have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of common stock underlying the public warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No public warrant will be exercisable and we will not be obligated to issue shares of common stock upon exercise of a public warrant unless common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the public warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a public warrant, the holder of such public warrant will not be entitled to exercise such public warrant and such public warrant may have no value and expire worthless. In no event will we be required to net cash settle any public warrant.

We have filed with the SEC a registration statement covering the shares of common stock issuable upon exercise of the public warrants, and to use our best efforts to maintain a current prospectus relating to those shares of common stock until the public warrants expire or are redeemed, as specified in the warrant agreement. During any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if our common stock is at the time of any exercise of a public warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their public warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event we do not so elect, we will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

We may call the public warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrantholder; and if, and only if, the reported last sale price of the common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrantholders.

If and when the public warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. We will use our best efforts to register or qualify such shares of common stock under the blue sky laws of the state of residence in those states in which the public warrants were offered by us in the public offering.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the public warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the public warrants, each warrantholder will be entitled to exercise its public warrant prior to the scheduled redemption date. However, the price of the common stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

If we call the public warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its public warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their public warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of public warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of common stock issuable upon the exercise of our public warrants. If our management takes advantage of this option, all holders of public warrants would pay the exercise price by surrendering their warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the public warrants, multiplied by the excess of the “fair market value” of our common stock (defined below) over the exercise price of the public warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of public warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the public warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a public warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the public warrants after our initial business combination. If we call our public warrants for redemption and our management does not take advantage of this option, our sponsor and its permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrantholders would have been required to use had all warrantholders been required to exercise their public warrants on a cashless basis, as described in more detail below.

A holder of a public warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such public warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the shares of common stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of common stock is increased by a stock dividend payable in shares of common stock, or by a split-up of shares of common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of common stock issuable on exercise of each public warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering to holders of common stock entitling holders to purchase shares of common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of common stock equal to the product of (i) the number of shares of common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for common stock) and (ii) one (1) minus the quotient of (x) the price per share of common stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for common stock, in determining the price payable for common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the public warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of common stock on account of such shares of common stock (or other shares of our capital stock into which the public warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, or (c) to satisfy the redemption rights of the holders of common stock in connection with a proposed initial business combination, then the public warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of common stock in respect of such event.

If the number of outstanding shares of our common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of common stock issuable on exercise of each public warrant will be decreased in proportion to such decrease in outstanding shares of common stock.

Whenever the number of shares of common stock purchasable upon the exercise of the public warrants is adjusted, as described above, the public warrant exercise price will be adjusted by multiplying the public warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of common stock purchasable upon the exercise of the public warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of common stock (other than those described above or that solely affects the par value of such shares of common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the public warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the public warrants and in lieu of the shares of our common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the public warrants would have received if such holder had exercised their public warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of common stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the public warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the public warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the public warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the public warrants pursuant to which the holders of the public warrants otherwise do not receive the full potential value of the public warrants in order to determine and realize the option value component of the public warrant. This formula is to compensate the warrantholder for the loss of the option value portion of the public warrant due to the requirement that the warrantholder exercise the public warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

The public warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement is filed as an exhibit to the registration statement and includes a complete description of the terms and conditions applicable to the public warrants. The warrant agreement provides that the terms of the public warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrantholders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one (1) vote for each share held of record on all matters to be voted on by stockholders.

2022 Warrant

On February 4, 2022, we and Amazon.com, Inc. (“Specified Customer”) entered into a Transaction Agreement (the “Transaction Agreement”), pursuant to which, among other things, we agreed to issue to Amazon.com NV Investment Holdings LLC, a wholly owned subsidiary of Specified Customer (“Holder”), a warrant to acquire up to 39,594,032 shares (the “Warrant Shares”) of our common stock, subject to adjustment and vesting in accordance with the terms and conditions set forth in the 2022 Warrant. The vesting of the Warrant Shares, as described below is based on discretionary payments that may be made by Specified Customer (whether made directly from Specified Customer, its affiliates or by a third party on behalf of Specified Customer) pursuant to existing commercial agreements between us and Specified Customer or its affiliates, which relate to the use of our technology to continue to improve the customer experience, any possible future commercial agreements between us and Specified Customer or its affiliates, and the anticipated potential entry into an agreement between the Company and Specified Customer or its affiliates related to the use of the Company’s technology (“Additional Commercial Agreement”).

The Warrant Shares will vest over time based on discretionary payments to us by Specified Customer (whether made directly from Specified Customer, its affiliates or by a third party on behalf of Specified Customer) of up to $200 million. If and when the parties enter into the Additional Commercial Agreement, certain Warrant Shares shall vest, and the number of shares that vest in connection with future payments by Specified Customer (whether made directly from Specified Customer, its affiliates or by a third party on behalf of Specified Customer) to us shall be reduced pro rata. Subject to vesting and certain conditions set forth therein, the 2022 Warrant may be exercised, in whole or in part and for cash or on a net exercise basis, at any time before February 4, 2030 at an exercise price of $4.18 per share, which was determined based on the 30-day volume-weighted average price for the Common Stock as of February 3, 2022. The exercise price and the Warrant Shares issuable upon exercise of the 2022 Warrant are subject to customary antidilution adjustments.

Upon the consummation of certain change of control transactions (as set forth in the 2022 Warrant), the 2022 Warrant will automatically vest and become exercisable with respect to (i) if the aggregate gross payments collectively paid to us or any of our affiliates is less than $100 million, 50% of the Warrant Shares that are not vested as of such date or (ii) if such gross payments are equal to or greater than $100 million, a number of Warrant Shares equal to the percentage of Warrant Shares that have previously vested, multiplied by the number of Warrant Shares that are not vested as of such date.

The 2022 Warrant also limits Holder’s beneficial ownership to 4.999% of our outstanding shares unless Holder waives this limit upon 61 days’ notice.

The foregoing summary is qualified in its entirety by reference to the 2022 Warrant, which is filed as Exhibit 4.12 to the registration statement of which this prospectus forms a part.

The shares offered hereunder by Holder are comprised of Warrant Shares issuable upon exercise of the 2022 Warrant.

DESCRIPTION OF DEPOSITARY SHARES

The depositary shares will be issued under deposit agreements to be entered into between us and a bank or trust company, as depositary, all to be set forth in the applicable prospectus supplement relating to any or all depositary shares in respect of which this prospectus is being delivered. We will file a copy of the deposit agreement and the depositary receipt with the SEC each time we issue a series of depositary shares, and these depositary receipts and deposit agreement will be incorporated by reference into the registration statement of which this prospectus forms a part.

General

If we elect to offer fractional interests in shares of preferred stock, we will provide for the issuance by a depositary to the public of receipts for depositary shares. Each depositary share will represent fractional interests of preferred stock. We will deposit the shares of preferred stock underlying the depositary shares under a deposit agreement between us and a bank or trust company selected by us. The bank or trust company must have its principal office in the United States and a combined capital and surplus of at least $50 million. The depositary receipts will evidence the depositary shares issued under the deposit agreement.

The deposit agreement will contain terms applicable to the holders of depositary shares in addition to the terms stated in the depositary receipts. Each owner of depositary shares will be entitled to all the rights and preferences of the preferred stock underlying the depositary shares in proportion to the applicable fractional interest in the underlying shares of preferred stock. The depositary will issue the depositary receipts to individuals purchasing the fractional interests in shares of the related preferred stock according to the terms of the offering described in a prospectus supplement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received for the preferred stock to the entitled record holders of depositary shares in proportion to the number of depositary shares that the holder owns on the relevant record date. The depositary will distribute only an amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The depositary will add the undistributed balance to and treat it as part of the next sum received by the depositary for distribution to holders of depositary shares.

If there is a non-cash distribution, the depositary will distribute property received by it to the entitled record holders of depositary shares, in proportion, insofar as possible, to the number of depositary shares owned by the holders, unless the depositary determines, after consultation with us, that it is not feasible to make such distribution. If this occurs, the depositary may, with our approval, sell such property and distribute the net proceeds from the sale to the holders. The deposit agreement also will contain provisions relating to how any subscription or similar rights that we may offer to holders of the preferred stock will be available to the holders of the depositary shares.

Conversion, Exchange and Redemption

If any series of preferred stock underlying the depositary shares may be converted or exchanged, each record holder of depositary receipts will have the right or obligation to convert or exchange the depositary shares represented by the depositary receipts.

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem, at the same time, the number of depositary shares representing the preferred stock. The depositary will redeem the depositary shares from the proceeds it receives from the corresponding redemption, in whole or in part, of the applicable series of preferred stock. The depositary will mail a notice of redemption to the record holders of the depositary shares that are to be redeemed between 30 and 60 days before the date fixed for redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share on the applicable series of preferred stock. If less than all the depositary shares are to be redeemed, the depositary will select which shares to be redeemed by lot, proportionate allocation or another method.

After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption.

Voting

When the depositary receives notice of a meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the particulars of the meeting to the record holders of the depositary shares. Each record holder of depositary shares on the record date may instruct the depositary on how to vote the shares of preferred stock underlying the holder’s depositary shares. The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock. We will agree to take all reasonable action requested by the depositary to enable it to vote as instructed.

Record Date

Whenever (1) any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall be offered with respect to the preferred stock, or (2) the depositary shall receive notice of any meeting at which holders of preferred stock are entitled to vote or of which holders of preferred stock are entitled to notice, or of the mandatory conversion of or any election on our part to call for the redemption of any preferred stock, the depositary shall in each such instance fix a record date (which shall be the same as the record date for the preferred stock) for the determination of the holders of depositary receipts (x) who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof or (y) who shall be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or of such redemption or conversion, subject to the provisions of the deposit agreement.

Amendments

We and the depositary may agree to amend the deposit agreement and the depositary receipt evidencing the depositary shares. Any amendment that (a) imposes or increases certain fees, taxes or other charges payable by the holders of the depositary shares as described in the deposit agreement or (b) otherwise prejudices any substantial existing right of holders of depositary shares, will not take effect until 30 days after the depositary has mailed notice of the amendment to the record holders of depositary shares. Any holder of depositary shares that continues to hold its shares at the end of the 30-day period will be deemed to have agreed to the amendment.

Termination

We may direct the depositary to terminate the deposit agreement by mailing a notice of termination to holders of depositary shares at least 30 days prior to termination. In addition, a deposit agreement will automatically terminate if:

•	the depositary has redeemed all related outstanding depositary shares, or

•	we have liquidated, terminated or wound up our business and the depositary has distributed the preferred stock of the relevant series to the holders of the related depositary shares.

The depositary may likewise terminate the deposit agreement if at any time 60 days shall have expired after the depositary shall have delivered to us a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment. If any depositary receipts remain outstanding after the date of termination, the depositary thereafter will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the deposit agreement except as provided below and except that the depositary will continue (1) to collect dividends on the preferred stock and any other distributions with respect thereto and (2) to deliver the preferred stock together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property, without liability for interest thereon, in exchange for depositary receipts surrendered. At any time after the expiration of two years from the date of termination, the depositary may sell the preferred stock then held by it at public or private sales, at such place or places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any money and other property then held by it, without liability for interest thereon, for the pro rata benefit of the holders of depositary receipts which have not been surrendered.

Payment of Fees and Expenses

We will pay all fees, charges and expenses of the depositary, including the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are stated in the deposit agreement for their accounts.

Resignation and Removal of Depositary

At any time, the depositary may resign by delivering notice to us, and we may remove the depositary. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

Reports

The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and that we are required by law, the rules of an applicable securities exchange or our amended and restated certificate of incorporation to furnish to the holders of the preferred stock. Neither we nor the depositary will be liable if the depositary is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The deposit agreement limits our obligations and the depositary’s obligations to performance in good faith of the duties stated in the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless the holders of depositary shares requesting us to do so furnish us with satisfactory indemnity. In performing our obligations, we and the depositary may rely upon the written advice of our counsel or accountants, on any information that competent people provide to us and on documents that we believe are genuine.

DESCRIPTION OF DEBT SECURITIES

We have summarized below general terms and conditions of the debt securities that we will offer and sell pursuant to this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms and conditions of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and conditions described in this prospectus apply to the series of debt securities. The terms and conditions of the debt securities of a series may be different in one or more respects from the terms and conditions described below. If so, those differences will be described in the applicable prospectus supplement.

We will issue the debt securities in one or more series under an indenture between us and a trustee to be selected by us. The following description of provisions of the indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, the indenture, which has been filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part. A form of each debt security, any future supplemental indenture or similar document also will be so filed. You should read the indenture and any supplemental indenture or similar document because they, and not this description, define your rights as holder of our debt securities. All capitalized terms have the meanings specified in the indenture.

For purposes of this section of this prospectus, references to “we,” “us” and “our” are to Velodyne Lidar, Inc. and not to any of its subsidiaries.

General

We may issue, from time to time, debt securities, in one or more series, that will consist of either senior debt (“Senior Debt Securities”), senior subordinated debt (“Senior Subordinated Debt Securities”), subordinated debt (“Subordinated Debt Securities”) or junior subordinated debt (“Junior Subordinated Debt Securities” and, together with the Senior Subordinated Debt Securities and the Subordinated Debt Securities, the “Subordinated Securities”). Debt securities, whether senior, senior subordinated, subordinated or junior subordinated, may be issued as convertible debt securities or exchangeable debt securities.

The indenture does not limit the amount of debt securities that we may issue. We may, without the consent of the holders of the debt securities of any series, issue additional debt securities ranking equally with, and otherwise similar in all respects to, the debt securities of the series (except for any differences in the issue price and, if applicable, the initial interest accrual date and interest payment date) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold; provided that if the additional debt securities are not fungible with the debt securities of the series previously offered or sold for U.S. federal income tax purposes, the additional debt securities will have a separate CUSIP or other identifying number.

The indenture provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit designated by us. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to afford holders of any debt securities protection with respect to our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for U.S. federal income tax purposes, be treated as if they were issued with “original issue discount,” because of interest payment and other characteristics. Special U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

Provisions of the Indenture

The applicable prospectus supplement for a series of debt securities that we issue will describe, among other things, the following terms of the offered debt securities:

•	the title;

•	the price or prices at which the debt securities will be issued;

•	any limit on the aggregate principal amount of debt securities of such series;

•	the currency or currencies of payment of principal or interest;

•	the date or dates on which principal is payable;

•	interest rates, and the date or dates from which interest, if any, will accrue, and the date or dates when interest is payable;

•	the right, if any, to extend the interest payment periods and the duration of the extensions;

•	the record date or record dates for determining to whom interest is payable;

•

the place or places where and the manner in which principal, premium or interest will be payable and the place or places where the debt securities may be presented for transfer and, if applicable, conversion or exchange;

•	our rights or obligations to redeem or purchase the debt securities, including sinking fund or partial redemption payments;

•	the terms, if any, pursuant to which any debt securities will be subordinate to any of our other debt;

•	the denominations in which the debt securities will be issued;

•	if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of an Event of Default;

•

if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

•	the terms applicable to any debt securities issued at a discount from their stated principal amount;

•	any provisions for the remarketing of the debt securities;

•	any additional Events of Default applicable to any debt securities;

•	if applicable, covenants affording holders of debt protection with respect to our operations, financial condition or transactions involving us;

•	conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto; and

•	any other specific terms of any debt securities.

The applicable prospectus supplement will set forth certain U.S. federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are listed or quoted, if any.

Debt securities issued by us will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, except to the extent any such subsidiary guarantees or is otherwise obligated to make payment on such debt securities.

Senior Debt Securities

Payment of the principal of, and premium, if any, and interest on, Senior Debt Securities will rank on a parity with all of our other unsecured and unsubordinated debt.

Senior Subordinated Debt Securities

Payment of the principal of, and premium, if any, and interest on, Senior Subordinated Debt Securities will be junior in right of payment to the prior payment in full of all of our unsubordinated debt. We will set forth in the applicable prospectus supplement relating to any Senior Subordinated Debt Securities the subordination terms of such securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the Senior Subordinated Debt Securities. We will also set forth in such prospectus supplement limitations, if any, on issuance of additional debt ranking senior to the Senior Subordinated Debt Securities.

Subordinated Debt Securities

Payment of the principal of, and premium, if any, and interest on, Subordinated Debt Securities will be subordinated and junior in right of payment to the prior payment in full of all of our unsubordinated and senior subordinated debt. We will set forth in the applicable prospectus supplement relating to any Subordinated Debt Securities the subordination terms of such securities as well as the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by its terms would be senior to the Subordinated Debt Securities. We will also set forth in such prospectus supplement limitations, if any, on issuance of additional debt ranking senior to the Subordinated Debt Securities.

Junior Subordinated Debt Securities

Payment of the principal of, and premium, if any, and interest on, Junior Subordinated Debt Securities will be subordinated and junior in right of payment to the prior payment in full of all of our unsubordinated, senior subordinated and subordinated debt. We will set forth in the applicable prospectus supplement relating to any Junior Subordinated Debt Securities the subordination terms of such securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the Junior Subordinated Debt Securities. We will also set forth in such prospectus supplement limitations, if any, on issuance of additional debt ranking senior to the Junior Subordinated Debt Securities.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for other securities or property of us. The terms and conditions of conversion or exchange will be set forth in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding the ability of us or the holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

We cannot consolidate or merge with or into, or transfer or lease our properties and assets substantially as an entirety to, any person, and we shall not permit any other person to consolidate with or merge into us, unless:

•	(a) we will be the continuing corporation or (b) the successor corporation or person formed by such consolidation or into which we are merged or to which our properties and assets substantially as an entirety are transferred or leased is a person organized or formed under the laws of the United States, any state of the United States or the District of Columbia and, if such entity is not a corporation, a co-obligor of the debt securities is a corporation organized or existing under any such laws, and such successor corporation or person, including such co-obligor, if any, expressly assumes our obligations under the debt securities and the indenture; and

•	immediately after giving effect to such transaction, no Event of Default or event, which after notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing.

Subject to certain exceptions, when the person to whom our assets are transferred or leased has assumed our obligations under the debt securities and the indenture, we shall be discharged from all our obligations under the debt securities and the indenture.

This covenant would not apply to any recapitalization transaction, a change of control of us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of our properties and assets substantially as an entirety.

Events of Default

Unless otherwise indicated, the term “Event of Default,” when used in the indenture with respect to the debt securities of any series, means any of the following:

•

failure to pay interest for 30 days after the date payment on any debt security of such series is due and payable; provided that an extension of an interest payment period by us in accordance with the terms of the debt securities shall not constitute a failure to pay interest;

•	failure to pay principal or premium, if any, on any debt security of such series when due, either at maturity, upon any redemption, by declaration or otherwise;

•

failure to perform any other covenant in the indenture or the debt securities of such series for 90 days after written notice that performance was required, which notice must be sent by either the trustee or holders of not less than 25% of the principal amount of the outstanding debt securities of such series;

•	certain events of bankruptcy, insolvency or reorganization of us; or

•	any other Event of Default provided in the applicable resolution of our board of directors or the officers’ certificate or supplemental indenture under which we issue such series of debt securities.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture.

If an Event of Default (other than an Event of Default relating to events of bankruptcy, insolvency or reorganization of us) involving any series of debt securities has occurred and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of each affected series may declare the entire principal amount of all the debt securities of such affected series, and the interest accrued thereon, if any, to be due and payable immediately. The holders of not less than a majority in aggregate principal amount of the debt securities of an affected series may, after satisfying conditions, rescind and annul any of the above-described declarations and consequences involving such series.

If an Event of Default relating to events of bankruptcy, insolvency or reorganization of us occurs and is continuing, then the entire principal amount of all of the debt securities outstanding, and the interest accrued thereon, if any, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

The indenture imposes limitations on suits brought by holders of debt securities against us with respect to an Event of Default. Except as provided below, no holder of debt securities of any series may institute any action against us under the indenture unless:

•	an Event of Default has occurred and is continuing and such holder has previously given to the trustee written notice of such continuing Event of Default;

•	the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action in respect of such Event of Default;

•	the requesting holders have offered the trustee security or indemnity reasonably satisfactory to it for expenses and liabilities that may be incurred by bringing the action;

•	the trustee has not instituted the action within 60 days of the request; and

•	the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series.

Notwithstanding the foregoing, each holder of debt securities of any series has the right, which is absolute and unconditional, to receive payment of the principal of, and premium and interest, if any, on, such debt securities when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of that holder of debt securities.

We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Registered Global Securities

We may issue the debt securities of a series in whole or in part in the form of one or more fully registered global securities that we will deposit with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

•	by the depositary for such registered global security to its nominee,

•	by a nominee of the depositary to the depositary or another nominee of the depositary, or

•	by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

•

ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for the registered global security, those persons being referred to as “participants,” or persons that may hold interests through participants;

•

upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

•	any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

•

ownership of any beneficial interest in the registered global security will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary for the registered global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).

The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a registered global security:

•	will not be entitled to have the debt securities represented by a registered global security registered in their names;

•	will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

•	will not be considered the owners or holders of the debt securities under the indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and those participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. None of us, the trustee or any other agent of us or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.

If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In such event, we will issue debt securities of that series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.

Discharge, Defeasance and Covenant Defeasance

We can discharge or defease our obligations under the indenture as set forth below. Unless otherwise set forth in the applicable prospectus supplement, the subordination provisions applicable to any Subordinated Securities will be expressly made subject to the discharge and defeasance provisions of the indenture.

We may discharge our obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable within one year (or to be called for redemption within one year). We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and premium, if any, and interest on, the debt securities and any mandatory sinking fund payments.

Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time (“legal defeasance”). We also may be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an Event of Default (“covenant defeasance”). We may effect legal defeasance and covenant defeasance only if, among other things:

•

we irrevocably deposit with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be sufficient to pay when due (whether at maturity, upon redemption, or otherwise) the principal of, and premium, if any, and interest on all outstanding debt securities of the series; and

•

we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the beneficial owners of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance or covenant defeasance, as applicable, and that legal defeasance or covenant defeasance, as applicable, will not otherwise alter the beneficial owners’ U.S. federal income tax treatment of principal, premium, if any, and interest payments on the series of debt securities, which opinion, in the case of legal defeasance, must be based on a ruling of the Internal Revenue Service, or a change in U.S. federal income tax law.

Although we may discharge or defease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.

Modifications of the Indenture

The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

•	secure any debt securities;

•	evidence the assumption by another person of our obligations, as permitted by the indenture;

•	add covenants for the protection of the holders of debt securities of all or any series or to surrender any right or power conferred upon us;

•	add any additional events of default for the benefit of holders of the debt securities of all or any series;

•	add one or more guarantees for the benefit of holders of the debt securities;

•	provide for the issuance of additional debt securities of any series;

•	comply with the rules of any applicable securities depository;

•	provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•

add to, change or eliminate any of the provisions of the indenture in respect of one or more series of debt securities; provided that any such addition, change or elimination (a) shall neither (1) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (2) modify the rights of the holder of any such debt security with respect to such provision or (b) shall become effective only when there is no debt security described in clause (a)(1) outstanding;

•

supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities pursuant to the indenture; provided that any such action shall not adversely affect the interests of the holders of debt securities of such series or any other series of debt securities in any material respect;

•	comply with the rules or regulations of any securities exchange or automated quotation system on which any of the debt securities may be listed or traded;

•

add to, change or eliminate any of the provisions of the indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), provided that such action does not adversely affect the rights or interests of any holder of debt securities in any material respect;

•

cure or correct any ambiguity, defect, omission or inconsistency in the indenture; provided that such action does not adversely affect the interests of the holders of debt securities of any series in any material respect;

•	establish the forms or terms of debt securities of any series;

•	evidence and provide for the acceptance of appointment by a successor trustee; and

•

add to, change or eliminate any other provision of the indenture; provided that such addition, change or elimination does not adversely affect the interests of the holders of debt securities of any series in any material respect.

The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series of Senior Debt Securities or Subordinated Securities, as the case may be, then outstanding and affected thereby (voting as one class), add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

•	extend the final maturity of any debt security;

•	reduce the principal amount of, or premium, if any, on any debt security;

•	reduce the rate or extend the time of payment of interest on any debt security;

•	reduce any amount payable on redemption of any debt security;

•	change the currency in which the principal (other than as may be provided otherwise with respect to a series), premium, if any, or interest is payable on any debt security;

•	reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;

•	modify any of the subordination provisions or the definition of senior indebtedness applicable to any Subordinated Securities in a manner adverse to the holders of those securities;

•	alter provisions of the indenture relating to the debt securities not denominated in U.S. dollars;

•	impair the right to institute suit for the enforcement of any payment on any debt security when due; or

•	reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture.

Concerning the Trustee

The indenture provides that there may be more than one trustee under the indenture, each with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under the indenture. Except as otherwise indicated in this prospectus or any accompanying prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only with respect to the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, and premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the trustee with respect to such series at an office designated by the trustee.

The indenture contains limitations on the right of the trustee, should it become a creditor of us, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties with respect to the debt securities, however, it must eliminate the conflict or resign as trustee.

The holders of a majority in aggregate principal amount of any series of debt securities then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee with respect to such series of debt securities, provided that the direction would not conflict with any rule of law or with the indenture, would not be unduly prejudicial to the rights of another holder of the debt securities, and would not involve any trustee in personal liability. The indenture provides that in case an Event of Default shall occur and be known to any trustee and not be cured, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trustee’s power. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they shall have offered to the trustee security and indemnity satisfactory to the trustee.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

The indenture provides that no incorporator and no past, present or future stockholder, officer or director of us or any successor corporation in their capacity as such shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

General

We may issue debt warrants for the purchase of debt securities or stock warrants for the purchase of preferred stock or common stock.

The warrants will be issued under warrant agreements to be entered into between us and the purchasers or between us and a bank or trust company, as warrant agent, all to be set forth in the applicable prospectus supplement relating to any or all warrants in respect of which this prospectus is being delivered. We will file a copy of the warrant and warrant agreement with the SEC each time we issue a series of warrants, and these warrants and warrant agreements will be incorporated by reference into the registration statement of which this prospectus forms a part.

The following description sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of the warrants to which any prospectus supplement may relate and the extent, if any, to which such general provisions may apply to the warrants so offered will be described in the applicable prospectus supplement. The following summary of certain provisions of the warrants, warrant agreements and warrant certificates does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the warrant agreements and warrant certificates, including the definitions therein of certain terms.

Debt Warrants

General. Reference is made to the applicable prospectus supplement for the terms of debt warrants in respect of which this prospectus is being delivered, the debt securities warrant agreement relating to such debt warrants and the debt warrant certificates representing such debt warrants, including the following:

•

the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of such debt warrants and the procedures and conditions relating to the exercise of such debt warrants;

•	the designation and terms of any related debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;

•	the date, if any, on and after which such debt warrants and any related offered securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which such principal amount of debt securities may be purchased upon such exercise;

•	the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

•	a discussion of the material U.S. federal income tax considerations applicable to the ownership or exercise of debt warrants;

•	whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

•	call provisions of such debt warrants, if any; and

•	any other terms of the debt warrants.

The debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to any payments of principal and premium, if any, and interest, if any, on the debt securities purchasable upon such exercise.

Exercise of Debt Warrants. Each debt warrant will entitle the holder to purchase for cash such principal amount of debt securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the debt warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement, debt warrants may be exercised at any time up to 5:00 p.m., New York City time, on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m., New York City time, on the expiration date, unexercised debt warrants will become void.

Debt warrants may be exercised as set forth in the applicable prospectus supplement relating to the debt warrants. Upon receipt of payment and the debt warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the debt securities purchasable upon such exercise. If less than all of the debt warrants represented by such debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining amount of debt warrants.

Stock Warrants

General. Reference is made to the applicable prospectus supplement for the terms of stock warrants in respect of which this prospectus is being delivered, the stock warrant agreement relating to such stock warrants and the stock warrant certificates representing such stock warrants, including the following:

•	the type and number of shares of preferred stock or common stock purchasable upon exercise of such stock warrants and the procedures and conditions relating to the exercise of such stock warrants;

•	the date, if any, on and after which such stock warrants and related offered securities will be separately tradeable;

•	the offering price of such stock warrants, if any;

•	the initial price at which such shares may be purchased upon exercise of stock warrants and any provision with respect to the adjustment thereof;

•	the date on which the right to exercise such stock warrants shall commence and the date on which such right shall expire;

•	a discussion of the material U.S. federal income tax considerations applicable to the ownership or exercise of stock warrants;

•	call provisions of such stock warrants, if any;

•	anti-dilution provisions of the stock warrants, if any;

•	any other terms of the stock warrants; and

•	information relating to any preferred stock purchasable upon exercise of such stock warrants.

The stock warrant certificates will be exchangeable for new stock warrant certificates of different denominations and stock warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their stock warrants, holders of stock warrants will not have any of the rights of holders of shares of capital stock purchasable upon such exercise, and will not be entitled to any dividend payments on such capital stock purchasable upon such exercise.

Exercise of Stock Warrants. Each stock warrant will entitle the holder to purchase for cash such number of shares of preferred stock or common stock, as the case may be, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the stock warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement, stock warrants may be exercised at any time up to 5:00 p.m., California time, on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m., California time, on the expiration date, unexercised stock warrants will become void.

Stock warrants may be exercised as set forth in the applicable prospectus supplement relating thereto. Upon receipt of payment and the stock warrant certificates properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward a certificate representing the number of shares of capital stock purchasable upon such exercise. If less than all of the stock warrants represented by such stock warrant certificate are exercised, a new stock warrant certificate will be issued for the remaining amount of stock warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase common stock or preferred stock. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each right. The accompanying prospectus supplement may add, update or change the terms and conditions of the rights as described in this prospectus.

We will describe in the applicable prospectus supplement the terms and conditions of the issue of rights being offered, the rights agreement relating to the rights and the rights certificates representing the rights, including, as applicable:

•	the title of the rights;

•	the date of determining the stockholders entitled to the rights distribution;

•	the title, aggregate number of shares of common stock or preferred stock purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	the date, if any, on and after which the rights will be separately transferable;

•	the date on which the right to exercise the rights will commence and the date on which the right will expire; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock or preferred stock at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or preferred stock purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus forms a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

SELLING STOCKHOLDER

Subject to the terms of the 2022 Warrant, the Selling Stockholder may from time to time offer and sell any or all of the shares of our common stock set forth below pursuant to this prospectus and any accompanying prospectus supplement. The Selling Stockholder will pay any underwriting discounts and commissions and expenses incurred by the Selling Stockholder for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholder in disposing of the securities, provided that we will reimburse Selling Stockholder for up to $200,000 in legal costs in the event of an underwritten offering through the use of a prospectus supplement. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

The following table sets forth, as of May 4, 2022, the name of the Selling Stockholder, the aggregate number of shares of our common stock beneficially owned by the Selling Stockholder, the number of shares of our common stock that may be sold by the Selling Stockholder under this prospectus and the number of shares of our common stock that the Selling Stockholder will beneficially own after this offering. For purposes of the table below, we have assumed that (i) after this offering, none of the shares of common stock covered by this prospectus will be beneficially owned by the Selling Stockholder and (ii) in the future, the Selling Stockholder will not acquire beneficial ownership of any shares of our common stock, including upon further vesting events under the 2022 Warrant. In addition, we assume that the Selling Stockholder has not sold, transferred or otherwise disposed of, our securities in transactions exempt from the registration requirements of the Securities Act.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the entity named in the table has sole voting and sole investment power with respect to all securities that it beneficially owns.

The Selling Stockholder may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution.”

	Number of Shares Beneficially Owned Before Sale of All Shares of Common Stock Offered Hereby		Number of Shares of Common Stock to be Sold in the Offering	Number of Shares Beneficially Owned After Sale of All Shares of Common Stock Offered Hereby
	Number	%(1)	Number	Number	%
Amazon.com NV Investment Holdings LLC (2)	4,935,394	2.4%	9,898,508	4,935,394	2.4%

(1)	The percentage of beneficial ownership before this offering is calculated based on 198,069,193 shares of our common stock outstanding as of May 4, 2022.
(2)

Shares beneficially owned consists of shares of common stock underlying the 2022 Warrant that are exercisable within 60 days of May 4, 2022. This prospectus registers all such shares, in addition to 4,963,114 shares of common stock underlying the 2022 Warrant that become exercisable only upon certain vesting events. Irrespective of vesting achievement, the 2022 Warrant also limits Selling Stockholder’s beneficial ownership to 4.999% of our outstanding shares unless Selling Stockholder waives this limit upon 61 days’ notice. For information on Selling Stockholder’s acquisition of beneficial ownership of the shares offered hereby, see “Description of Capital Stock—Outstanding Warrants—2022 Warrant.” An affiliate of Selling Stockholder has engaged and may continue to engage in commercial relationships with us.

PLAN OF DISTRIBUTION

We may sell common stock, preferred stock, depositary shares, debt securities, warrants, rights or units in one or more of the following ways from time to time:

•	to or through underwriters, dealers or agents;

•	directly to one or more purchasers, including our affiliates; or

•	through a combination of any of these methods of sale.

We are also registering the offer and sale, from time to time, by the Selling Stockholder of up to 9,898,508 shares of common stock issuable upon exercise of the 2022 Warrant. We will not receive any proceeds from the sale of the securities by the Selling Stockholder. We will receive proceeds equal to the aggregate exercise of the 2022 Warrant, assuming the exercise of the 2022 Warrant for cash. We are required to pay all fees and expenses incident to the registration of the shares of our common stock to be offered and sold by the Selling Stockholder pursuant to this prospectus.

Upon effectiveness of the registration statement of which this prospectus forms a part, the securities beneficially owned by the Selling Stockholder covered by this prospectus may be offered and sold from time to time by the Selling Stockholder, subject to any applicable restrictions. The term “Selling Stockholder” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership or limited liability company distribution or other transfer. The Selling Stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Selling Stockholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Stockholder and any of its permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions.

The prospectus supplements relating to an offering of offered securities will set forth the terms of such offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds to us from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which such offered securities may be listed.

Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the underwriters will acquire the offered securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such series of securities if any are purchased.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•

A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•

A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on Nasdaq, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

If a dealer is used in the sale, we will sell such offered securities to the dealer, as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by that dealer at the time for resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Offered securities may be sold directly by us and/or the Selling Stockholder to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Underwriters, dealers and agents may be entitled under agreements entered into with us and/or the Selling Stockholder to indemnification by us or the Selling Stockholder, as applicable, against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us and our affiliates or the Selling Stockholder and its affiliates in the ordinary course of business for which they receive compensation.

Other than our common stock and our outstanding public warrants to purchase common stock, each of which is listed on Nasdaq, each of the securities issued hereunder by us will be a new issue of securities, will have no prior trading market, and may or may not be listed on a national securities exchange. Any common stock sold pursuant to a prospectus supplement will be listed on Nasdaq, subject to official notice of issuance. Any underwriters to whom we or the Selling Stockholder sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Neither we nor the Selling Stockholder can assure you that there will be a market for the offered securities.

In addition, the Selling Stockholder that is an entity may elect to make an in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

The Selling Stockholder also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by the Selling Stockholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Stockholder.

There can be no assurance that the Selling Stockholder will sell all or any of the securities offered by this prospectus. In addition, the Selling Stockholder may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The Selling Stockholder has the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

To the extent required, the securities to be sold, the name of the Selling Stockholder, the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering, the settlement of short sales entered into after the date of this prospectus, the names of any agents, dealer or underwriter, any applicable commissions or discounts or any other items constituting compensation from the Selling Stockholder with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In connection with the sale of our securities, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our securities in the course of hedging the positions they assume. The Selling Stockholder may also sell our securities short and deliver these securities to close out their short positions, or loan or pledge our securities to broker-dealers that in turn may sell these shares. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In offering the securities covered by this prospectus, the Selling Stockholder and any underwriters, broker-dealers or agents who execute sales for the Selling Stockholder may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

The Selling Stockholder may solicit offers to purchase the securities directly from, and each may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

The Selling Stockholder may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Stockholder pay for solicitation of these contracts.

The Selling Stockholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the Selling Stockholder or borrowed from the Selling Stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the Selling Stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, the Selling Stockholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Stockholder may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Stockholder in amounts to be negotiated immediately prior to the sale.

To our knowledge, there are currently no plans, arrangements or understandings between the Selling Stockholder and any broker-dealer or agent regarding the sale of the securities by the Selling Stockholder. Upon our notification by the Selling Stockholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

We have advised the Selling Stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholder and its affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholder may indemnify any agent, broker-dealer or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

We will make copies of this prospectus available to the Selling Stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

We have agreed to indemnify certain of the Selling Stockholder against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by us and the Selling Stockholder against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.

LEGAL MATTERS

The validity of the securities being offered hereby is being passed upon for us by Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, Redwood City, California. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Velodyne Lidar, Inc. as of December 31, 2021 and 2020, and for each of the years in the three-year period ended December 31, 2021, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2021 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2021 financial statements refers to a change to the accounting for leases.

Up to $100,000,000

Common Stock

PROSPECTUS SUPPLEMENT

June 15, 2022

Oppenheimer & Co.